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                                                                  EXHIBIT 10.1.1

                             EMPLOYMENT AGREEMENT
                             --------------------

     This Agreement is made effective April 1, 1996 by and between Optical Security Group, Inc. ("Company") and Richard H. Bard ("Employee") and supersedes and replaces the Employment Agreement between the parties effective as of September 17, 1993, and amended effective March 31, 1994.


                               R E C I T A L S:
                               ---------------

     1. Employee has been elected by the Board of Directors to continue as the Company's Chief Executive Officer and President.

     2.   Employee desires to continue his employment with the Corporation.

THEREFORE, in consideration of the Recitals, the mutual promises contained herein, and other good and valuable consideration, the parties intending to be bound, agree as follows:

     1.   Employment and Duties. Company hereby agrees to employ Employee in a
          ---------------------
senior management capacity for the term of this Agreement. Employee's job title and description shall be as determined by the Board of Directors from time to time. At the time of execution of this Agreement, Employee is to be employed as the Company's Chief Executive Officer and President. Employee hereby accepts employment by Company and agrees diligently and faithfully to perform his duties pursuant to this Agreement. Company shall provide sufficient personnel, equipment, office space, and support necessary for performance of Employee's duties. Employee's duties shall include the following: To oversee the general strategic direction and management of the Company and all other duties necessary to perform the foregoing responsibilities, with the advice and consent of the Company's Board of Directors. In addition, Employee shall serve as a director of the Company if so elected by the shareholders. By his signature on this Agreement, Employee acknowledges that he is, and will remain during his period of employment, an executive and management employee, with respect to whom the non-competition provision of this Agreement will be fully valid and enforceable.

     2.   Term of Employment. Employee's employment hereunder shall be for a
          ------------------
term of three years commencing on April 1, 1996, unless earlier terminated under the provisions of paragraphs 7 or 8 of this Agreement. The parties acknowledge that Employee has been employed by the Company since September 17, 1993, under a written employment agreement. This Agreement supersedes and replaces all previous employment agreements, oral or written, between the parties except paragraph 6, which applies retroactively to Employee's first date of employment.

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     3.   Compensation
          ------------

               3-1.   Salary. As compensation for services, Employee shall be
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          paid a salary of $150,000.00 for the first year, $175,000.00 for the second year and $200,000 for the third year, subject to all federal, state and municipal withholding requirements, payable in semi-monthly installments in arrears on the Company's normal salary payment dates. Employee's salary shall be reviewed annually and may be adjusted by action of the Board of Directors of the Company, but the salary paid in any year shall not be less than the prior year's salary plus an appropriate cost of living adjustment.

               3-2.   Benefits. Employee shall receive all benefits generally
                      --------
          available to employees of Company from time to time, including without limitation, life insurance, expense accounts, medical insurance benefits, disability insurance, as well as the right to participate in any qualified or non-qualified deferred compensation or retirement plans created by the Company. The Company does not promise to provide any of the foregoing fringe benefits, but agrees that if provided, Employee shall have the right to participate. Such participation shall be subject to all qualification, vesting and other requirements of the plans. Employee also shall be entitled to reimbursement from Company of all reasonable expenses incurred in performing duties hereunder, including, without limitation, meals, lodging, travel, and automobile expense reimbursement for use of Employee's automobile for Company business.

               3-3.   Automobile Allowance. To compensate Employee for use of
                      --------------------
          his personal vehicle in connection with Company business, Employee shall be entitled to an automobile allowance of $500.00 per month. Payment shall be made on the 15th day of each month for the previous month.

               3-4.   Officers and Directors Insurance. The Company shall make
                      --------------------------------
          Employee a named insured under its directors and officers liability insurance policy and shall maintain the policy throughout the term of this Agreement for the benefit of Employee.

               3-5.   Bonus. Employee shall be entitled to annual bonuses in
                      -----
          such amounts as may be determined by the Board of Directors. In addition Employee shall be entitled to receive a stock bonus of 250,000 shares of the Company's common stock immediately prior to closing of any of the following transactions before March 31, 2000:
          (a) merger, consolidation, or share-for-share exchange with another company and the Company is not the surviving entity or, (b) sale of all or substantially all of the Company's assets in one transaction or a series of connected transactions

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               3-6.   Anti-Dilution. As additional compensation, the Company
                      -------------
          shall grant to Employee options to acquire Company common stock in sufficient amounts to permit Employee to maintain his percentage beneficial ownership of Company common stock as of December 31, 1995, less common stock Employee sells or otherwise disposes of after such date. Beneficial ownership shall have the same meaning as and shall be determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Such options shall be granted no less frequently than annually, and shall bear an exercise price equal to the market value of the Company's publicly traded common stock as of the date of the grant, unless granted through the Company's Incentive Stock Option Plan, in which case the exercise price shall be 110% of the market price.

                      3-6-1.  All options granted pursuant to paragraph 3-6
               shall be granted in accordance with the terms of the Nonqualified Stock Option Plan and shall vest on the date of grant with an expiration date of five years from date of grant. If, however, said Plan does not provide a sufficient number of options to effect the terms of paragraph 3-6, then all or the remaining portion of the option grant shall be granted under the Incentive Stock Option Plan, with a vesting date one year from date of grant, and a 5 year expiration date.

                      3-6-2.  All options granted pursuant to paragraph 3-6 are
               subject to the provisions of paragraphs 3-7-1 and 3-7-2.

               3-7.   Stock Options. All stock options granted to Employee
                      -------------
          through March 31, 1996, described on Exhibit A attached hereto and incorporated herein by reference, shall remain in full force and effect.

                      3-7-1.  If the Corporation should merge, consolidate or
               effect a share-for-share exchange with another company and the Corporation will not be the surviving entity or should the Corporation sell all or substan-tially all of its assets, then immediately prior to any such transaction, all options set forth in Exhibit A, or granted pursuant to paragraph 3-7 shall vest and be immediately exercisable.

                      3-7-2.  If the Employee dies or becomes permanently and
               totally disabled prior to the expiration of any option set forth in Exhibit A, or options granted pursuant to paragraph 3-7, then all options shall vest and be immediately exercisable. The Employee shall be considered permanently and totally disabled if he is unable to conduct in the gainful activity in which he was engaged prior to such disability by reason of any medically determinable physical or mental impairment for a continuous period of not less than six months. The Employee shall not be considered to be permanently and totally disabled unless he furnishes proof of the

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               existence thereof in such form and manner, and at such times, as the Corporation may require.

     4.   Extent of Services. Employee shall devote a majority of his time to
          ------------------
the performance of his duties under this Agreement. Notwithstanding the above, the Company understands that the Employee is involved in other business activities and nothing contained herein shall preclude the Employee from engaging in such other business activities.

     5.   Covenants and Conditions.
          ------------------------

               5-1.   Confidentiality. Employee acknowledges the highly
                      ---------------
          confidential nature of certain aspects of the Company's business and recognizes that certain confidential and proprietary information belonging to the Company and the Company's clients, including patents, trademarks, trade secrets, and other intellectual property rights will be disclosed to him by the Company in the course of his employment. In consideration of the continued employment of Employee, and as a condition to the disclosure of such confidential and proprietary information to Employee, Employee agrees to abide by the following terms and conditions.

                      5-1-1.  Customer-Related Information. Employee recognizes
                              ----------------------------
               and acknowledges that (a) the services the Company performs for and the products it supplies to its customers are confidential, and to enable the Company to perform those services and provide those products, its customers and clients may furnish to the Company confidential information concerning their affairs; (b) the goodwill of the Company depends, among other things, upon its keeping such services and information confidential, and unauthorized disclosure of such information would irreparably damage the Company; and (c) by reason of Employee's duties in connection with employment by the Company, Employee may come into possessions of information concerning the services performed and products provided by the Company for its customer and clients, whether or not Employee takes any direct part in or furnishes the services and products. Accordingly, except as directed by the Company, Employee will not at any time, during or after employment disclose any such information or describe any such services or products to any person, or permit any person to examine or make copies of any reports or other documents prepared by Employee or coming into Employee's possession by reason of employment. Employee further agrees that all documents, papers, memoranda and other matter in Employee's possession or control that have to do in any way with the clients or customers of the Company, and that came into Employee's possession or control by reason of employment will be turned over to the Company upon Employee's termination of employment.

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                    5-1-2.    Survival. The restrictions and obligations in the
                              --------
               preceding subparagraph 5-1-1 shall survive in perpetuity the termination of this Agreement and the termination of Employee's employment by the Company.

               5-2.   Company Property. Except as permitted by the Company in
                      ----------------
          furtherance of his duties under this Agreement, Employee agrees not to retain or carry away from the premises of the Company any documents, copies of documents, equipment or any other materials or matter of any kind, including customer lists, which are the property of the Company. Upon termination of employment with the Company for any reason, Employee immediately shall turn over to the Company any and all policy statements, documents, copies of documents, papers, memoranda, equipment, and any other materials or matter which are in Employee's possession or control and which are the property of the Company.

               5-3.   Developments-Trade Secrets. Employee acknowledges that all
                      --------------------------
          inventions, discoveries, innovations, new technology, existing technology or other developments (collectively called "Developments") conceived or developed in whole or in part by Employee while employed by the Company, and within one year thereafter, which Developments are related in any way to the business of the Company , or to the business of any client or customer of the Company, are and will be the exclusive property of the Company, constitute trade secrets, and shall be subject to the provisions of paragraph 5-1 of this Agreement. Employee promptly will notify the Company of any such Developments. Employee shall, when appropriate and upon request of the Company, at the sole expense of the Company, actively assist the Company in executing all papers and performing all other lawful acts which the Company deems necessary or advisable for the securing of legal protection for any such Developments, whether through patent, copyright, or any other means. Employee further agrees that, upon request of the Company, and at no charge, he will assign any rights arising out of such Developments to the Company.

               5-4.   Papers, Drawings, and Other Documents. Employee agrees not
                      -------------------------------------
          to make or permit to be made, except in pursuance of duties under the terms of this Agreement and for the sole use and account of the Company, any copies, abstracts, or summaries of any papers, drawings, or any other documents of any kind which may come into his possession and which relate or refer to the Company or its business. Employee grants to the Company all rights to possession and all title in and to any such papers, drawings, or other documents, or copies, abstracts, or summaries thereof, which come into the possession of Employee within the period of employment by the Company and which relate or refer to the Company's business.

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               5-5.   Security Regulations. Employee agrees to abide by all
                      --------------------
          security regulations adopted by the Company from time to time.

               5-6.   Covenant Not to Compete - During Employment. Employee
                      -------------------------------------------
          agrees that during the term of this Agreement, he will not, (except through the ownership of securities listed on a national securities exchange), directly or indirectly, as a proprietor, officer, employee, partner, stockholder, consultant, owner or otherwise, render services to or participate in the affairs of any business which is competitive with or substantially similar to the business of the Company.

               5-7.   Covenant Not to Compete - After Employment. It is agreed
                      ------------------------------------------
          that for a period of one year following termination, Employee will not (except through the ownership of securities listed on a national securities exchange), directly or indirectly, as proprietor, officer, employee, partner, stockholder, consultant, owner or otherwise, compete with Company by offering to Company's customers or potential customers products or services described in Paragraph 4, above.

     6.   Death or Disability of Employee. Employee's employment shall terminate
          -------------------------------
immediately upon his death or in the event Employee becomes physically or mentally disabled so as to become unable for 6 months during any 12-month period, to perform his duties hereunder.

     7.   Termination for Cause. Company reserves the right to terminate
          ---------------------
Employee's employment under this Agreement immediately if any of the following occur:

               7-1.   Employee commits a felony or any other act abhorrent to
          the community which a reasonable person would consider materially damaging to the reputation of Company or its successors or assigns;

               7.2. Employee materially fails to perform his obligations in accordance with the terms and conditions of this Agreement.

     8.   Termination for Reasons of Employee. Employee may terminate this
          -----------------------------------
Agreement without cause by providing 30 days written notice to Company.

     9.   Assignment. This Agreement is personal in nature and neither of the
          ----------
parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder.

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     10.  Notice. All notices, demands and other communications hereunder shall
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be deemed to have been duly given, if delivered by hand or mailed, certified or registered mail with postage prepaid:

          If to Employee, address to:

                              Richard H. Bard
                              222 Greystone Road
                              Evergreen, Colorado 80439

          If to Company, to:

                              Optical Security Group, Inc.
                              Suite 920
                              535 16th Street
                              Denver, Colorado 80202

or to such other address as either party may designate by written notice to the other.

     11.  Successors and Assigns.
          ----------------------

               11.1. Subject to the provisions of paragraph 9, above, the provisions of this Agreement shall inure to the benefit of, and be binding upon, Company or any corporation or other entity (a) to which Company may transfer all or substantially all it assets and business, or (b) which shall manage the business and to which Company may assign this Agreement, in which case Company, as used herein, shall mean such corporation or other entity.

               11.2. If the Corporation should merge, consolidate or effect a share-for-share exchange with another company (and the Corporation will not be the surviving entity) or should the Corporation sell all or substantially all of its assets, then immediately prior to any such transaction, all options set forth in Exhibit A shall vest and be immediately exercisable.

     12.  Buy-Out By Company. If Employer terminates Employee's employment
          ------------------
hereunder prior to the expiration of the term of this Agreement as provided in
Section 2 above, Employee, or if Employee terminates his employment hereunder prior to the expiration of the term of this Agreement because of any willful and material breach of this Agreement or any amendment, supplement, or modification hereof by Employer, Employee shall be entitled to a "Buy-Out" of this contract unless such termination is pursuant to paragraph 6 or 7 hereof. Pursuant to a buy-out by Company, Employee shall receive One Hundred and Fifty Percent (150% ) of the then present value of his remaining compensation hereunder , as determined by the Company's outside accountant, no later than thirty (30) days following Employees termination, applying generally accepted accounting principles. The determination of the Company's outside accountant shall be conclusive upon the parties. No other buy-out agreement

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shall be valid unless in writing and duly executed by both parties. The parties further agree that the provisions of this Agreement may not be waived, except as herein set forth.

     It is expressly agreed that the above buy-out is not and does not constitute a penalty; rather, damages under the specified circumstance are difficult and not capable of being measured and this provision is an essential part of this Employment Agreement. The above arrangement constitutes the parties' agreement as to liquidated damages for the circumstances set forth.

     13.  Entire Agreement. This Agreement constitutes the full and complete
          ----------------
understanding and agreement of the parties, supersedes all prior understandings and agreements as to the employment of Employee, and cannot be amended, changed, modified or terminated without the consent, in writing, of the parties hereto. This Agreement does not limit, or in any other way, effect the rights or benefits granted to the parties in any other agreements between the parties including, but not limited to, the grant of any stock options pursuant to stock option agreements or agreements connected with the Employee's services as a director of the Corporation.

     14.  Nonwaiver. The waiver of either party of a breach of any term of this
          ---------
Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

     15.  Construction. Nothing in this Agreement contained shall be construed
          ------------
as to require the commission of any act contrary to law, and whereof there is any conflict between any provision of this Agreement in any present or future statute, law, ordinance, or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event, the provision of this Agreement effected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law.

     16.  Governing Law - Venue. This Agreement shall be governed by, and
          ---------------------
construed in accordance with, the laws of the State of Colorado. Venue for any action brought in connection with this Agreement shall be proper in the Counties of Denver or Arapahoe, State of Colorado.

     17.  Litigation Expenses. If for any reason a dispute between Company and
          -------------------
Employee results in litigation, the prevailing party shall be entitled to an award of reasonable attorneys' fees, costs, and expenses.

     18.  Remedies for Breach. The parties acknowledge that breach of this
          -------------------
Agreement by Employee will result in immediate, substantial, and irreparable harm to the Company, and there is no adequate remedy at law for such violation. The parties therefore agree that the Company shall have, in addition to any remedy available to the Company at law or in equity, the right to enforce the terms of this agreement by the remedy of specific performance or injunction upon proper application to a court of competent jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as specified above.

                                  OPTICAL SECURITY GROUP, INC.

ATTEST:
                                       By: /s/ Richard H. Bard
                                           --------------------------
                                           Richard H. Bard
                                           Chief Executive Officer
/s/ Catherine M. Gotwaet
- ------------------------
Secretary
                                       EMPLOYEE


                                       By: /s/ Richard H. Bard
                                           --------------------------
                                           Richard H. Bard

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                                   EXHIBIT A


Stock Options:

Options granted to Employee through March 31, 1996:

Incentive Stock Option Plan

                     EXERCISE
VESTED    UNVESTED    PRICE        VESTING DATE           EXPIRATION DATE
33,334               $1.10     09/17/94     09/17/98
33,333               $1.10     09/17/95     09/17/98
          33,333     $1.10     09/17/96     09/17/98
66,667               $4.45     02/17/96     02/16/00
          66,667     $4.45     02/17/97     02/16/00
          66,666     $4.45     02/17/98     02/16/00


Nonqualified Stock Option Plan

100,000              $2.85     02/17/95     02/16/00
300,000              $5.75     03/19/96     03/18/01

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